Exhibit 21
CORPORATE DIRECTORY
Our consolidated subsidiaries and affiliated companies as of June 30, 2005 are:
Consolidated Subsidiaries of Kennametal Inc.
Kennametal Australia Pty. Ltd.
Kennametal Exports Inc.
Kennametal Foreign Sales Corporation
Kennametal (Canada) Ltd.
Kennametal (Shanghai) Ltd.
Kennametal (Thailand) Co., Ltd.
Kennametal (Xuzhou) Company Ltd.
Kennametal Hardpoint Inc.
Kennametal International S.A. (Panama)
Kennametal Japan Ltd.
Kennametal (Malaysia) Sdn. Bhd.
Kennametal de Mexico, S.A. de C.V.
Kennametal SP. Z.o.o
Kennametal (Singapore) Pte. Ltd.
Kennametal South Africa (Pty.) Ltd.
Kennametal Korea Ltd.
Kennametal Holding (Cayman Islands) Limited
Kennametal Hungary Holdings Inc.
Kennametal Hungary Finance Services Kft.
Kennametal Financing I
Kennametal Financing II
Kennametal Holdings Europe Inc.
Barbara Brown & Associates, Inc.
Carbide Precision Grinding Company II, Inc.
Carbidie Asia Pacific Pte. Ltd.
Cleveland Twist Drill de Mexico, S.A. de C.V.
Extrude Hone Corporation
Greenfield Industries Canada Incorporated
Hanita Metal Works, Ltd.
Kemmer International, Inc.
South Deerfield Industrial, Inc.
TCM Europe, Inc.
Consolidated Subsidiaries of Kennametal Financing II
Kennametal PC Inc.
Kennametal TC Inc.
Kennametal Receivables Corporation
Consolidated Subsidiaries of Kennametal Holdings Europe Inc.
JLK Direct Distribution Inc.
Kennametal Widia Holdings Inc.
Consolidated Subsidiaries and Affiliated Company of Kennametal Widia Holdings Inc.
Kennametal Bermuda L. (partnership)
Kennametal Europe Holding GmbH
Kennametal Holding GmbH (Germany)
CIRBO Limited (England)

Consolidated Subsidiary of Kennametal Bermuda L.P.
Kennametal Europe GmbH
Consolidated Subsidiary of Kennametal Holding GmbH (Germany)
Kennametal Hertel Europe Holding GmbH
Consolidated Subsidiaries of Kennametal Hertel Europe Holding GmbH
Kennametal AMSG GmbH
Kennametal Hertel AG
Kennametal Hungaria Kft.
Kennametal Logistics GmbH
Kennametal Shared Services GmbH
Kennametal Technologies GmbH
Kennametal Widia Beteiligungs GmbH
Kemmer Hartmetallwerkeuge GmbH
V&S Werkzeuge GmbH
Widia GmbH
Consolidated Subsidiaries and Affiliated Company of Kennametal Hertel AG
Kennametal Belgium S.A.
Kennametal Beteiligungs GmbH
Kennametal Czech s.r.o.
Kennametal Deutschland GmbH
Kennametal France S.A.S
Kennametal Hertel International GmbH
Kennametal Hertel Korea GmbH
Kennametal Iberica S.L.
Kennametal Kesici Tak.mlar Sanayi ve Ticaret A.S. (Turkey)
Kennametal Nederland B.V.
Kennametal Osterreich GmbH
Kennametal UK Limited
Rubig Beteiligungs GmbH
Rubig GmbH & Co. Kg
Kennametal GmbH & Co. Kg Werkzeuge & Hartstoffe (partnership)
Consolidated Affiliated Company of Kennametal Beteiligungs GmbH
Kennametal Verwaltungs GmbH & Co Kg (partnership)
Consolidated Affiliated Company of Kennametal GmbH & Co. Kg Werkzeuge & Hartstoffe (partnership)
Kennametal Real Estate GmbH & Co. Kg (partnership)
Consolidated Affiliated Company of Kennametal Deutschland GmbH
Kennametal (Deutschland) Real Estate GmbH & Co. Kg (partnership)
Consolidated Affiliated Company of Rubig GmbH & Co. Kg
Kennametal Rubig Real Estate GmbH & Co. Kg (partnership)
Consolidated Affiliated Company of Kennametal Widia Beteiligungs GmbH
Kennametal Widia GmbH & Co. Kg (partnership)
Consolidated Subsidiary of CIRBO Limited (England)
International Twist Drill Limited Cleveland Europe Limited
Consolidated Subsidiaries of Kennametal Hardpoint, Inc.

Kennametal Hardpoint H.K. Ltd.
Kennametal Hardpoint (Taiwan) Inc.
Consolidated Subsidiary of Kennametal Hardpoint H.K. Ltd.
Kennametal Hardpoint (Shanghai) Ltd.
Consolidated Subsidiary and Affiliated Company of Widia GmbH
Kennametal Widia Real Estate GmbH & Co. Kg (partnership)
Meturit AG
Consolidated Subsidiary of Meturit AG
Kennametal Widia India Limited
Consolidated Subsidiaries of Kennametal Holding (Cayman Islands) Limited
Kennametal Argentina S.A.
Kennametal do Brasil Ltda.
Kennametal Chile Ltda.
Consolidated Subsidiaries of JLK Direct Distribution Inc.
J&L America, Inc.
Fusion Liquidation Corp.
Consolidated Subsidiary of Fusion Liquidation Corp.
Fusion Liquidation Ltd. (Canada)
Consolidated Subsidiaries of Kemmer Hartmetallwerkzeuge GmbH
Kemmer Prazisian GmbH (Germany)
Kemmer CIRBO S.r.l. (Italy)
Kemmer AG (Switzerland)
Consolidated Subsidiary of Kennametal Iberica S. L.
Kennametal Manufacturing Spain S.L.
Consolidated Subsidiary of Kennametal Hertel International GmbH
Kennametal Italia S.p.A.
Consolidated Subsidiary of Kennametal Osterreich GmbH
Kennametal Polska Sp. Z.o.o.
Consolidated Subsidiaries of Kennametal UK Limited
Kennametal Logistics UK Ltd.
Kennametal Manufacturing UK Ltd.
Widia UK Ltd.
Consolidated Subsidiary of Kennametal Nederland B.V.
Kennametal Engineered Products B.V.
Consolidated Subsidiaries of J&L America, Inc.
J&L Industrial Supply UK (branch)
J&L Werkzeuge und Industriebedarf GmbH (Germany)
STC Liquidation Corp.
Consolidated Subsidiaries of Extrude Hone Corporation
Extrude Hone Korea Co. Ltd.
Extrude Hone Ltd.

Extrude Hone (UK) Ltd.
Extrude Hone Participacoes Ltda.
Dynetics, LLC
Surftran Manufacturing Co., LLC
Tokyo Extrude Hone Ltd.
Consolidated Subsidiaries of Extrude Hone Ltd.
Extrude Hone (Ireland) Ltd.
Extrude Hone France S.A.
Extrude Hone GmbH
Extrude Hone Spain (SC)
Consolidated Subsidiary of Extrude Hone Participacoes Ltda.
Extrude Hone do Brasil Sistemas De Acabamentos De Peca Ltda.
Consolidated Subsidiaries of Surftran Manufacturing Co., LLC
Cation LLC
The Surftran Company, LLC
Thermoburr Illinois LLC
Thermoburr Michigan East LLC
Thermoburr Michigan West LLC
Thermoburr New York LLC
Thermoburr South Carolina LLC
Consolidated Subsidiaries of Hanita Metal Works, Ltd.
Hanita Cutting Tools, Inc.
Hanita Metal Works GmbH (Germany)
Consolidated Subsidiary of Cleveland Twist Drill de Mexico, S.A. de C.V.
Herramientas Cleveland, S.A. de C.V.
Consolidated Subsidiary of Herramientas Cleveland, S.A. de C.V.
Greenfield Tools de Mexico, S.A. de C.V.